Exhibit 99.1

2009-12

Contact:                 R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TERMINATES RIGHTS PLAN

HOUSTON (August 19, 2009) – Cameron’s (NYSE: CAM) board of directors has approved amending its stockholders’ Rights Agreement to accelerate the expiration of the Rights to August 31, 2009.  The Rights had been slated to expire on October 31, 2017.  This action effectively terminates the Company’s Stockholder Rights Plan.
Cameron President and Chief Executive Officer Jack B. Moore said, “Our board took this action in response to the results of our last two director elections.  Many of our institutional stockholders chose to withhold votes from certain directors based on our continued maintenance of a rights plan.  Given our stockholders’ position on this matter, our board decided to terminate the plan.”
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com